UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2016

SUREPURE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54172	26-3550286
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Lexington Avenue, 25th Floor

New York, New York 10174

(Address of Principal Executive Offices)

(917) 368-8480393-1988

(Registrant's telephone number, including area code)

N/A

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))I

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) On February 25, 2016, SurePure, Inc. (the “Company”) terminated its relationship with RSSM CPA LLP (“RSSM”) as its certifying independent accountant after RSSM advised that it was no longer qualified to certify reports of companies registered with the Securities and Exchange Commission. RSSM had served as the Company’s independent registered public accountant since its engagement on August 24, 2012. RSSM had issued reports on the Company’s financial statements for the fiscal years ended December 31, 2010 through December 31, 2014. The Company therefore believes that RSSM has resigned.

There were no disagreements between the Company and RSSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of RSSM would have caused them to make reference to this subject matter of the disagreements in connection with their report, nor were there any “reportable events” as such term as described in Item 304(a)(1)(v) of Regulation S-K. None of the reports contained any adverse opinion or disclaimer of opinion or were qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports included an explanatory paragraph with respect to the Company’s ability, in light of its history of losses, to continue as a going concern.

The Company provided RSSM with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that RSSM furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements and, if not, stating the respects in which it does not agree. As of the date of the filing of this Current Report on Form 8-K, the Company had not received the letter that it requested from RSSM.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREPURE, INC.

Date: February 29, 2016	By:	/s/ Stephen M. Robinson
Stephen M. Robinson
Chief Financial Officer